                      SCHEDULE 14A INFORMATION

       PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ( X )
Filed by a Party other than the registrant  (  )
Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for use of the Commission only (as permitted by Rule
      14a-b(e)(2)
(X) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

    The Bureau of National Affairs, Inc.
----------------------------------------------------
(Name of Registrant as Specified in its Charter)

----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j(2) or
      Item 22(a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:

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

THE BUREAU OF NATIONAL AFFAIRS, INC.
Cynthia J. Bolbach                                               (202) 452-4580
Corporate Secretary                                         Fax: (202) 452-4226
                                                       E-mail: cbolbach@bna.com


                                                              March 24, 1995





TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.

     You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 15, 1995, at 10:00 a.m., at the ANA (Westin) Hotel, 2445
M Street, N.W., Washington, D.C., for the following purposes: (i) electing the 15 members of the Board of Directors; (ii) voting on a Proposed Resolution submitted by the Board of Directors reaffirming the commitment to employee ownership (the "Proposed Resolution"); and (iii) transacting such other business as may properly be brought before the meeting.

     An annual report, which includes financial statements for the year ended December 31, 1994, is enclosed for your information. Also enclosed are a proxy statement and a proxy form/envelope and ballot. The number of shares of Class A common stock held directly by you and held in your name in the BNA Deferred Stock Purchase Plan is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope and ballot carefully.

     The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG Peat Marwick LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy form/envelopes and ballots will be sent directly to KPMG Peat Marwick LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the forthcoming annual meeting. It is unfortunate that the date of this year's annual meeting conflicts with Passover and Easter holidays. However, the Corporation's bylaws specify that the annual meeting be held on the third Saturday in April, and a number of deadlines leading up to the meeting are dependent on the scheduled date. Therefore, it was not feasible to change the April 15 date. Stockholders who are unable to attend are urged to participate by proxy.

                                                    Cordially,

                                                    s/ Cynthia J. Bolbach
                                                    ---------------------

Enclosures

                                     PROXY STATEMENT
                             ANNUAL MEETING OF STOCKHOLDERS
                                     April 15, 1995

                          THE BUREAU OF NATIONAL AFFAIRS, INC.
                                 1231 25th Street, N.W.
                                 Washington, D.C. 20037


                                   GENERAL INFORMATION

      Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors) is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the ANA (Westin) Hotel, 2445 M Street, N.W., Washington, D.C. on Saturday, April 15, 1995, and at any adjournments of such meeting. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, telegraph, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 24, 1995. An annual report, including financial statements for the year ended December 31, 1994, is enclosed with this proxy statement.

     The Corporation has 6,700,000 authorized shares of Class A voting common stock ($1.00 par value), 5,300,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 1,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 25, 1995, are entitled to vote at the meeting or any adjournment thereof. On such date, there were 3,398,707 shares of Class A common stock outstanding. Holders of Class A common stock will vote as a single class at the annual meeting, and each outstanding Class A share will entitle the holder thereof to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given thereon, if any. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable, at any time before the pre-siding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

                                I.  ELECTION OF DIRECTORS

      Fifteen directors of the Corporation are to be elected at the 1995 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's Bylaws, the 12 nominees among all the nominees who are Corporation stockholders, and the three nominees among all the nominees who are not Corporation stockholders, who in each case receive the highest num-ber of votes cast for nominees in that category, shall comprise the 15-member Board of Directors. Class A shares represented by properly executed proxies on the enclosed form will be voted in accordance with the directions indicated on the ballot portion of the proxy. If no directions are indicated on the ballot, the stockholder shall be deemed to have withheld authority to vote for any nom-inees. The Class A shares represented by any such ballot will be counted for purposes of determining whether a quorum is present at the 1995 Annual Meeting.


STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND NOMINEES FOR 12 "INSIDE" DIRECTORSHIPS
          (FURTHER INFORMATION ABOUT THE NOMINEES IS CONTAINED IN THE
            BIOGRAPHICAL SKETCHES SECTION OF THIS PROXY STATEMENT)
            ---------------------


                                                              Shares of common stock
                                                              beneficially owned on
Name and, if                                                  March 1, 1995, and % of
applicable, year           Offices with the                   outstanding shares of
first served as            Corporation or                     class (All shares are
a Director          Age    its subsidiaries                   Class A except as indicated)
---------------     ---    ----------------                   ---------------------------

* William A. Beltz   65    Chairman of the Board              63,120       (1.84)
  1967                     and Chief Executive Officer

* Jacqueline M.
    Blanchard        45    Vice President for                 17,657       (0.52)
  1993                     Human Resources

* Jack Boylan        55    Vice President for                  9,950       (0.29)
  1994                     Administration and
                           President, BNA Washington

* Robert B. Brooks   44    Vice President and                 14,602       (0.43)
  1994                     Director of Sales & Marketing

* Christopher R.
    Curtis           43    Senior Sales Representative        24,042       (0.70)
  1993

* Sandra C. Degler   55    President,                         49,664       Class A
  1990                     Tax Management Inc.                             (1.45)
                                                              60,209       Class B
                                                                                  (1.25)(a)

* Kathleen D. Gill   48    Vice President and                 20,039       (0.59)
  1986                     Executive Editor

* Anthony A. Harris  39    Employment Relations/               1,389       (0.04)
  1994                     Diversity Manager


  Jack Jenc          52    Treasurer                          20,240       (0.59)

  Eileen Z. Joseph   47    Associate Editor,                   3,979       (0.12)
                           Environment & Safety

* George J. Korphage 48    Vice President and                 37,802       (1.10)
  1988                     Chief Financial Officer


                                                              Shares of common stock
                                                              beneficially owned on
Name and, if                                                  March 1, 1995, and % of
applicable, year           Offices with the                   outstanding shares of
first served as            Corporation or                     class (All shares are
a Director          Age    its subsidiaries                   Class A except as indicated)
---------------     ---    ----------------                   ---------------------------

  David P.
    McFarland       40     General Manager, BNA Software       2,344       (0.07)

* John V. Schappi   65     Vice Chairman of the Board         27,779       (0.81)
  1977

  Gary C. Seltzer   46     Manager,                            2,887       (0.08)
                           Circulation Department

* Mary Patricia
    Swords          49     Regional Sales Manager,            19,137       (0.56)
  1991                     Mountain Sales Region

* Paul N. Wojcik    46     President and                      15,261       (0.45)(a)
  1989                     Chief Operating Officer

                 STOCK OWNERSHIP OF NOMINEES FOR THREE "OUTSIDE" DIRECTORS


                                                              Shares of common stock
                                                              beneficially owned on
Name and, if                                                  March 1, 1995, and % of
applicable, year                                              outstanding shares of
first served as                                               class (All shares are
a Director           Age   Principal Occupation               Class A except as indicated)
----------           ---   --------------------               ---------------------------

* Frederick A.
  Schenck            66    Consultant                                      -0-
  1991

* Daniel W. Toohey   55    Senior Partner,                                 -0-
  1991                     Dow, Lohnes & Albertson

* Loene Trubkin      52    Chartered                                       -0-
  1985                     Financial Analyst

* Member of Present Board



    a

(a) The shares of Mrs. Degler and Mr. Wojcik include 60,209 Class B shares, and 726 Class A shares respectively, owned by their spouses. These shares may be deemed to be beneficially owned by such nominees under the rules and regulations of the Securities and Exchange Commission. These nominees, however, disclaim beneficial ownership of the BNA shares owned by their spouses.


      As of March 1, 1995, all directors and executive officers as a group bene-ficially owned 326,004 shares of Class A common stock, or 9.52 percent of the outstanding Class A shares, and 60,209 shares of Class B common stock, or 1.25 percent of the outstanding Class B shares. These share totals include 726 Class A shares and 60,209 Class B shares held by spouses of persons in the group, each of whom disclaim beneficial ownership of all such shares.

     As of March 25, 1995, 4,819,666 shares of Class B common stock and 430,888 shares of Class C common stock were outstanding.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934. Based on a review of Statements of Beneficial Ownership of Securities on Forms 3, Forms 4, and Forms 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.

                II.  INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

      The Board of Directors met 11 times during 1994. No director attended fewer than 75 percent of the aggregate of 1) the total number of meetings of the Board; and 2) the total number of meetings held by all committees upon which he or she served.

      AUDIT COMMITTEE. The Board of Directors has an Audit Committee, which makes recommendations to the Board concerning the selection, retention, or termination of the independent auditors; reviews accounting principles bearing upon the financial statements; reviews the proposed audit scope and the final report of the independent auditors; reviews the schedule of fees covering audit and nonaudit services performed by the independent auditors; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; reviews the audit programs, reports, and recommendations of the Corporation's internal auditors; and performs such other duties as may be directed or authorized by the Board from time to time. During 1994, the Audit Committee met four times. Members of the Audit Committee are Messrs. Schenck, Toohey, and Ms. Trubkin.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers of the Board (except as otherwise provided or required by law) when the Board is not in session, and, during the intervals between Board meetings, advises and aids the officers of the Corporation in matters concerning manage-ment of the business. During 1994, the Executive Committee met two times. Its members are Messrs. Beltz, Korphage, Wojcik, Ms. Gill, and Mrs. Degler.

      EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and CEO, and determines the salaries of presidents of subsidiary companies, department heads and directors of divisions. During 1994, the Executive Compensation Committee met nine times. Its members are Ms. Trubkin, and Messrs. Schenck and Toohey.

      NOMINATING COMMITTEE. The Nominating Committee consists of three members of the Board of Directors and two employee-stockholders who are not members of the Board. A new committee is named each year to nominate candidates for election to the Board. The Committee met for this purpose in February. The members of the Nominating Committee for the 1995 election of Directors were Jacqueline M. Blanchard, Chair, Christopher R. Curtis, Sandra C. Degler, Balraj
K. Palli, and Stanley S. Pond. A report of the Committee's selections for nominees, together with a summary of the Corporation's Bylaw provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations to the Nominating Committee, were delivered to each Class A stockholder. Stockholder nominations made in accordance with the Bylaws and received by the Nominating Committee at least 30 days prior to the annual meeting are included in the final list of nominations in this Proxy Statement.


              III.  PROPOSED RESOLUTION SUBMITTED BY THE BOARD OF DIRECTORS

      The Company's Board of Directors hereby submits to the Company's Class A stockholders the following Proposed Resolution:

             RESOLVED, That the stockholders hereby reaffirm their commitment to employee ownership. Accordingly, they request that the Board of Directors neither (i) retain any broker or other financial advisor for the purpose of soliciting offers to acquire the Company by sale or merger, nor (ii) otherwise actively solicit such offers.

      THE BOARD BELIEVES THAT THE FOREGOING RESOLUTION IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR
APPROVAL OF THE RESOLUTION.                                               ---

                                       DISCUSSION

Employee Ownership Structure
----------------------------
      BNA is one of the oldest and largest employee-owned corporations in the United States, having been owned almost exclusively by its employees and re-tirees since 1947. Employee ownership is achieved through the BNA Stock Pur-chase and Transfer Plan (the "Stock Purchase Plan") and the Deferred Stock Pur-chase Plan (the "DSPP" and, together with the Stock Purchase Plan, the "Plans"). While the Board realizes that most of the shareholders are familiar with the Company's employee ownership structure and the operation of the Plans, the following discussion briefly describes the Plans and discusses why the Board believes that approval of the Proposed Resolution is in the best interests of the Company and its shareholders.

Participation in the Plans
--------------------------
      Only current employees may purchase the Company's Class A voting stock through the Stock Purchase Plan or the DSPP. Retired employees and, for limited time periods, their heirs and legatees may exchange shares of Class A stock for shares of the Company's Class B stock, which is essentially identical to Class
A stock except that it is non-voting stock. Employees of a BNA subsidiary which is sold may convert their Class A stock into shares of the Company's Class C stock, which must be resold to BNA after a limited period of time. Like Class
B stock, Class C stock is identical to Class A stock except that it does not carry voting rights.

      Upon termination of the employment of any employee other than through retirement or as a result of death, the Company has the right for 90 days after the termination to require the shareholder to sell his or her stock back to the Company. However, under the Bylaws, employees are permitted to enter into an "Optional Agreement" with the Company, which permits the employee to retain his or her stock for up to three years after termination of employment.

      Participation in the Plans is effectively the only way to purchase BNA stock since there are a number of restrictions embodied in the Certificate of Incorporation and the Bylaws that limit the marketability of the stock. Because of these restrictions, BNA stock is not publicly traded on any exchange and there is no "market price" for BNA stock. Pursuant to the Certificate of In-corporation and the Bylaws, the price for purchases and sales of BNA stock is established by the Board of Directors twice a year and is based on earnings, trends in earnings, comparative analysis of stock price and related financial data available for companies engaged in BNA's line of business, and prospects and plans of the Company's ongoing business. The share price may not be set be-low the book value per share determined from the most recent financial statement available to the Board at the time that the value is set.

Limitations on Purchases
------------------------
     Employees purchase stock through "offers to buy" and payroll deductions. To avoid concentration of ownership among a relatively small number of employees, weekly payroll deductions for the purchase of stock are limited to an amount equal to eighty times the current share price. In addition, no employee may purchase more than 3,200 shares in any six-month period through offers to buy. Every share of BNA stock is paid for at the full current price. There are no BNA stock options or dividend plans. Stock is available to all employees on exactly the same terms.

Exchange of Class A Shares
--------------------------
      Retired employees and, for limited time periods, their heirs and legatees may exchange shares of Class A stock for shares of the Company's Class B stock, which is essentially identical to Class A stock except that it is non-voting stock. Employees of a BNA subsidiary which is sold may convert their Class A stock into shares of the Company's Class C stock, which must be resold to BNA after a limited period of time. Like Class B stock, Class C stock is identical to Class A stock except that it does not carry voting rights.

Anti-Takeover Protection
------------------------
      The BNA Certificate of Incorporation provides that a shareholder may not transfer his or her stock to any person (other than the Stock Purchase Plan) without first offering the stock to the Company at a price determined by a formula set forth in the Certificate. Under another provision of the Certificate, an amendment of the Certificate to permit the purchase of BNA stock by any non-employee would, under most circumstances, require a 90 percent vote of the Class A shareholders. This provision would make it very difficult for a potential acquiror to purchase BNA without the approval of the Board of Directors.

Purpose and Effect of Proposed Resolution
-----------------------------------------
      The Board has historically been of the view that the shareholders prefer continued employee ownership of BNA. However, shareholders have occasionally questioned whether the Board should consider a sale of the Company or should take steps to determine what amount a potential acquiror might pay for BNA. The Board has been advised by counsel that it does not have a duty to solicit offers for the Company; nonetheless, in light of a request from a shareholder this year to take such an action, the Board decided to seek guidance from the shareholders as to whether the shareholders wish to retain BNA's employee ownership struc-ture. Hence, the Proposed Resolution would reaffirm the shareholders' commit-ment to employee ownership and, more specifically, would request that the Board not actively solicit offers for the Company.

      The Proposed Resolution does not in any way add to the anti-takeover provision of the Certificate of Incorporation described above. That provision is aimed at preventing a "hostile" party from acquiring control of the Company without the approval of the Board, while the Proposed Resolution is intended to provide guidance to the Board as to whether it should take affirmative steps to initiate a "friendly" acquisition of BNA.

    The Proposed Resolution would not limit the Board's ability to respond to an unsolicited offer for the Company from a third party or to negotiate with such a potential acquiror. (Of course, under Delaware law and the Certificate of Incorporation, any transaction negotiated by the Board would have to be approved by the shareholders.) Moreover, the Proposed Resolution is merely a request by the shareholders that is not legally binding on the Board. Circumstances may arise in which it would be appropriate for the Board to "shop" the Company notwithstanding the adoption of the Proposed Resolution, and the Board would be free to actively solicit offers for the Company under those circumstances. If, for example, the Board determined that BNA was unlikely to survive as a stand-alone entity, it would be free to initiate a bidding process or negotiate a strategic alliance with another company (subject, as noted above, to shareholder approval).

      Absent a significant change in circumstances, the Board is not likely to actively solicit offers for the Company if the Proposed Resolution is adopted. However, the Board might at some future point decide to re-submit to the shareholders the question of whether this employee-ownership structure should be continued. If the Board did not seek such guidance from the shareholders of its own volition, a shareholder who thought the issue should be re-examined could raise the issue by means of the Securities and Exchange Commission's shareholder proposal mechanism. In this regard, the BNA proxy statement for each year's annual meeting specifies the deadline for submitting a shareholder proposal for consideration at the following year's annual meeting.

Board's View Regarding the Merits of the Proposed Resolution
------------------------------------------------------------
      Since 1947, employee ownership has both defined BNA as a company and resulted in many advantages to the company's shareholders. Three generations of BNA employee/owners have worked for themselves, at jobs that have paid good salaries and benefits, and have received a steady return on their investment.

      Employee ownership comes about through the company's Articles of Incorporation and Bylaws,which effectively restrict stock ownership to employees and retirees. Any sale of the stock of the company could occur only if those Articles of Incorporation and Bylaws were changed. This resolution does not affect that process or add in any way to the provisions regarding stock ownership, but it does reaffirm the employee ownership concept underlying the Articles of Incorporation and Bylaws.

      The Board's stock pricing philosophy is, and always has been, to value the stock in a way that will ensure stable and steady growth in the price of the shares we hold. The Board, in setting the stock price, has tried to fix a price that conservatively reflects the trend of earnings and the future outlook of the company. This approach has provided shareholders with a secure investment that has yielded a return significantly better than the Standard & Poor's averages while never experiencing a decline, in marked contrast to the price volatility often associated with stock that is traded on the open market. This approach also has given us the freedom to make business decisions that are in the best long-term interests of shareholders and employees without outside influence or interference.

      As a result of the conservative pricing philosophy followed by the Board, BNA stock might bring a higher price from a buyer who wants to acquire full ownership and control of the company. If the proposed shareholder resolution is adopted, the Board will not take any affirmative steps to arrange a sale of the company. Consequently, by approving the proposed resolution, the shareholders may be foregoing an opportunity to realize the one-time capital gain that would likely result from a sale of BNA. However, the Board believes that focusing only on that potential one-time capital gain is short-sighted.

      First, a sale of the company might imperil some or all of the substantial employee and retirement benefits now available. The Board has been advised by counsel that if it initiated an active bidding process for the company, the Board would be subject to a duty to obtain the best value reasonably available to stockholders. Accordingly, in evaluating offers and determining which offer to submit to shareholders, the Board could not legally take into account the interests of employees and retirees in continuing employment or in maintaining existing benefits.

      Second, shareholder/employees are active participants in the management of the company. At every annual meeting, there are more candidates for directors than there are seats on the Board. Any shareholder who obtains the signatures of shareholders who collectively own two percent of the outstanding Class A stock can run for the Board. A number have done so successfully. This election procedure is very different from that used by most large corporations, which as a rule offer shareholders a slate of candidates consisting of the same number of nominees as there are open slots for directors. BNA shareholders have an unusually strong ability to influence and become involved in the management of the company, an ability that would be lost if BNA were sold.

     Third, BNA has provided a stable and favorable return to its shareholders. The performance graph included at page 15 of this proxy statement demonstrates that point. Our financial performance in 1994, as documented in the annual report, established a new high in revenues and net income, and reflected a 13.5% increase in operating profit. Although past results do not guarantee future performance, the Board believes that BNA stock will continue to provide BNA employees and retirees with a secure and productive investment in the years to come.

      This company's visionary founders foresaw the great potential of an employee-owned company. They were right. We have prospered as a company and as individual employee/owners. Employee ownership has worked, and BNA is a success story in which we have all shared. The Board's resolution calls for an endorsement of employee ownership that will enable current and future employee-owners to continue to share in that vision, and to reap the benefits of belong-ing to an employee-owned company. THE BOARD STRONGLY RECOMMENDS THAT SHARE-HOLDERS VOTE FOR THE PROPOSED RESOLUTION.
             ---
Vote Required For Adoption
--------------------------
     The Proposed Resolution will be adopted if a majority of the Class A shares entitled to vote at the annual meeting votes in its favor.

                               IV.  EXECUTIVE COMPENSATION

      A. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. Below is information concerning cash compensation paid by the Corporation and its subsidiaries as well as other compensation paid or accrued for fiscal years ended December 31, 1994, 1993, and 1992, to the chief executive officer and the four most highly compensated executive officers of the Corporation in key policy-making positions whose total direct cash compensation exceeded $100,000.

                               SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
NAME AND                                        -----------------------------
PRINCIPAL POSITION                       YEAR          SALARY (a)    BONUS (b)
------------------------------------------------------------------------------
William A. Beltz
      President and                      1994          $  346,539   $  5,676
      Chief Executive Officer            1993          $  328,558   $  6,006
                                         1992          $  329,519   $  8,152


Robert B. Brooks
      Vice President and                 1994          $  187,692   $  3,066
      Director of                        1993          $  176,539   $  3,213
      Sales and Marketing                1992          $  176,923   $  4,063


Jack Boylan
      Vice President for                 1994          $  164,615   $  2,741
      Administration                     1993          $  156,923   $  2,909
                                         1992          $  157,654   $  3,961


Kathleen D. Gill (c)
      Vice President and                 1994          $  164,615   $  2,666
      Executive Editor                   1993          $  138,753   $  2,419
                                         1992          Not Applicable


Paul N. Wojcik
      Senior Vice President,             1994          $  164,615   $  2,678
      General Counsel, and               1993          $  145,615   $  2,653
      Secretary                          1992          $  143,842   $  3,566

(a) Based upon 26 pay periods in 1994, 25 1/2 pay periods in 1993, and 27 pay periods in 1992.

(b)   Cash Profit Sharing

(c)   Ms. Gill was not an executive officer during 1992.

      B. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1994, the members of the Executive Compensation Committee were Messrs. Schenck and Toohey, and Ms. Trubkin. The members of the Committee serve as the Board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this Proxy Statement.

     C. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Executive Compensation Committee made a recommendation to the Board of Directors concern-ing the compensation of the Corporation's Chief Executive Officer. The Committee, acting for the Board, also had the responsibility of approving the proposals of the Chief Executive Officer concerning the salaries of certain sub-sidiary company presidents, department heads, and directors of divisions.

      The compensation of executive officers during 1994, including the Chief Executive Officer, was composed of salary and participation in the BNA Employees' Cash Profit-Sharing Plan. There were no special incentive compen-sation plans for any corporate officers. Instead, the salaries for all execu-tive officers, including the Chief Executive Officer, were set and profit-sharing participation was determined by the compensation philosophy and plan applicable to all management and supervisory employees of the Corporation. The salary of the Chief Executive Officer was recommended by the Executive Compen-sation Committee and approved by the Board of Directors. Salaries for all other executive officers of BNA were established by the Chief Executive Officer, with the approval of the Executive Compensation Committee.

      The Corporation's management compensation program generally is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers and other managers, base salaries are set at a level that is intended to be generally competitive with other progressive com-panies in the Corporation's industry and labor market place, but the Committee does not attempt to place base salaries within any particular strata of salaries paid by competitors. In 1994, the Committee began the process of examining the competitiveness of BNA's salary structure for executive officers, as compared to other publishing companies, but that process has not been completed.

      Each officer's compensation is based on an evaluation of his or her per-formance and contribution to departmental and corporate goals. In fiscal year 1994, the Chief Executive Officer determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The Chief Executive Officer allocated, among the exec-utive officers, a merit increase "pool" consisting of 4 percent of total exec-utive officer salaries. The factors used in allocating this "pool" are current level of compensation, accomplishments and results, challenges met, any unusual aspects of an executive officer's performance in the past year, and the re-lationship between an officer's current salary and his/her current level of re-sponsibility.

No formula is utilized by the Chief Executive Officer in evaluating any exec-utive officer's performance with respect to these factors.

      The cash profit-sharing plan is a plan whereby a percentage of the operating income is distributed to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives who have their own incentive bonus plans. The amount each employee receives is de-termined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit sharing plan has historically provided less than 5 percent of total compensation.

      The compensation philosophy for executive officers, including the Chief Executive Officer, is the same as that applicable to the Corporation's managerial employees generally. The four percent amount of the merit increase "pool" is the same for executive officers as for other management employees. There are no compensation programs applicable only to executive officers.

      In determining the compensation paid to the Chief Executive Officer in 1994, the Committee evaluated how well the CEO met objectives set during 1993. The Committee and the CEO also mutually developed objectives during 1994 that will serve as the basis for determining the CEO's compensation for 1995. CEO compensation was based in part on the performance of the company, but also reflected the Committee's subjective evaluation of how well the CEO met the specific goals for 1994, which included succession planning and overseeing the company's financial performance. No specific formula or specific weighing mechanism was used by the Committee in evaluating the CEO's overall performance with respect to these goals.

     The only non-salary portion of the CEO's compensation was his participation in the profit-sharing plan, which was determined pursuant to the same formula, based on salary and seniority, applied to all eligible employees.

     The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors and approved by it.


                                                 Frederick A. Schenck, Chairman
                                                 Daniel W. Toohey
                                                 Loene Trubkin

                                  D. PERFORMANCE GRAPH

                         COMPARISON OF 5-YEAR CUMULATIVE RETURN
                              ASSUMING REINVESTED DIVIDENDS


Measurement Period         The Bureau of National      S&P 500      S&P Publishing
(Fiscal Year Covered)             Affairs, Inc.         Index            Index
--------------------       ----------------------      -------      --------------
Measurement Point-12/31/89        $100.00              $100.00             $100.00

FYE 12/31/90                       120.40                96.90               81.70

FYE 12/31/91                       136.20               126.30               97.60

FYE 12/31/92                       146.90               135.90              111.00

FYE 12/31/93                       179.70               149.60              137.20

FYE 12/31/94                       200.70               151.60              132.10




      The above graph compares the performance of the company's common stock to Standard and Poor's (S&P) 500 Composite Index and the S&P 500 Publishing Index (which includes DUN & BRADSTREET, MCGRAW-HILL, MEREDITH, and TIME-WARNER) for the last five years. The comparison of cumulative total return on investment assumes that the value of the investment in the company's common stock and each index was $100 at December 31, 1989, and that all dividends were reinvested.

      E. DIRECTORS' COMPENSATION. The directors who are employees of the Corp-oration are not compensated for their services as BNA directors. The outside directors receive an annual retainer of $12,000, a fee of $1,000 for each board meeting attended, and $500 for each board committee meeting attended, plus reimbursement for travel expenses.

      Ms. Trubkin serves as a member of the Audit Committee and the Executive Compensation Committee. Total amounts paid to her in 1994 for these services and for her services as a director were $37,000.

      Mr. Toohey chairs the Audit Committee and serves as a member of the Executive Compensation Committee. Total amounts paid to him in 1994 for director's and committee fees were $37,000.

      Mr. Schenck chairs the Executive Compensation Committee and serves as a member of the Audit Committee. Total amounts paid to him in 1994 for director's and committee fees were $36,000.

      F. CERTAIN RELATIONSHIPS AND TRANSACTIONS. During 1994, the Corporation, on a limited number of occasions, engaged the services of Dow, Lohnes, and Albertson, the firm of which Mr. Toohey is a senior partner, to provide legal counsel.

                              V.  EMPLOYEE BENEFIT PLANS

      EMPLOYEES' RETIREMENT PLAN. The above summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") to the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

      The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation (computed using the highest paid five years out of the last ten calendar years of employment). The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

      The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference will be paid from general operating funds.

      The following table illustrates the estimated annual benefits payable upon retirement under the Retirement Plan upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.

                                         Years of Service
Average Annual              -----------------------------------------------
Compensation*                  10           20            30           40
--------------              ------------------------------------------------

  $100,000                  $12,000       $24,000       $36,000      $48,000
   150,000                   18,000        36,000        54,000       72,000
   200,000                   24,000        48,000        72,000       96,000
   250,000                   30,000        60,000        90,000      120,000
   300,000                   36,000        72,000       108,000      144,000
   350,000                   42,000        84,000       126,000      168,000

      * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

      For the named executive officers, the compensation included in the calculation of benefits under the Retirement Plan are those set forth in Columns
(a) and (b) of the Summary Compensation Table. The years of credited service under the Retirement Plan for the employees named in the table above are as follows: Mr. Beltz, 38; Mr. Boylan, 32; Mr. Brooks, 21; Ms. Gill, 25; and Mr. Wojcik, 22.

               VI.   INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

      The Corporation's independent public accountants for 1993, 1994, and the current year are KPMG Peat Marwick LLP. A representative of that firm will be present at the annual meeting of stockholders, with the opportunity to make a statement, if desired, and to respond to appropriate questions.

                                 VII.  VOTING PROCEDURES

      Enclosed is a ballot and proxy form/envelope to be used in voting for directors and with respect to the Proposed Resolution. Instructions for the use of the ballot appear on the ballot.

      Please note that the ballot lists the number of shares you are entitled to vote. Class A stockholders who are participants in the Deferred Stock Purchase Plan (DSPP) will find all their shares listed on their ballots. Thus, com-pletion of the ballot will effectively vote shares held in the DSPP as well as shares acquired through the Stock Transfer and Purchase Plan.

      IF YOU WILL VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE BRING THIS BALLOT AND THE ENVELOPE WITH YOU. Use of this particular ballot will expedite the counting of the votes during the course of the meeting.

      Deborah W. Embrey and Jack B. Lord II have been designated by the Board of Directors as the inspectors and judges of the election and of any other vote which may be taken at the annual meeting.

      The votes for directors and on the Proposed Resolution will be tallied by Peat Marwick LLP, certified public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, the auditors will seal and store the ballots.

      Announcement of the vote for directors and on the Proposed Resolution will be made. The successful candidates will be declared elected as members of the Board of Directors for the ensuing year immediately after the report and certification of the vote by the judges.

                            VIII.  1996 STOCKHOLDER PROPOSALS

      Except for stockholder proposals relating to nominations for director governed by the Corporation's Bylaws, Stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 1996 Annual Meeting must be received by the Corporation no later than November 30, 1995. Such proposals should be directed to the Secretary of the Corporation at its principal office in Washington, D.C.

                                  IX.   OTHER BUSINESS

      The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and voting on the Proposed Resolution. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's Bylaws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or Bylaws, and subject to any additional requirements imposed by applicable law.

      The attached biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.

                                             By Order of the Board of Directors,



                                              s\  Cynthia J. Bolbach
                                              ---------------------------------
                                              Cynthia J. Bolbach
                                              Corporate Secretary


March 24, 1995

                BIOGRAPHICAL SKETCHES OF NOMINEES

               WILLIAM A. BELTZ (65), chairman of the board, chief executive officer, and editor in chief, joined BNA in 1956.  He has been a member of BNA's board of directors since 1967, and prior to his election as an officer of the corporation served as
photo of       chairman of the board's budget committee.  He became a
William A.     director of Fisher-Stevens, Inc., in 1978, a member of the Tax
Beltz          Management Inc. board in 1979, a director of BNA
               Communications Inc. in 1980, and a director of BNA
               International Inc. in 1982. Also, since January 1985, he has been chairman of the board of The McArdle Printing Co., Inc.
               He also serves as chairman of the Tax Management, BNA
               Communications, and BNA
International boards.
     His BNA career began as a staff editor assigned to the vertical labor services (CONSTRUCTION LABOR REPORT, WHITE COLLAR REPORT, RETAIL SERVICES LABOR REPORT, and GOVERNMENT EMPLOYEE RELATIONS REPORT). In 1964 he became managing editor of the four vertical services and COLLECTIVE BARGAINING NEGOTIATIONS AND CONTRACTS. In January 1970 he was named associate editor for labor services and in July 1972 he succeeded Edward H. Donnel as vice president and executive editor. He was elected president in December 1979 and chief executive officer in December 1980.
     Beltz is a graduate of Tufts University, Medford, Mass., and did graduate work at The American University, Washington, D.C. He has served on the board of directors of the Information Industry Association, and as a member of the executive council of the Professional and Scholarly Publishing Division of the Association of American Publishers.
     Beltz is president of the Washington Theatre Awards Society, which sponsors the Helen Hayes Awards for excellence in theatre arts, and is a trustee of The Shakespeare Theatre. He also is a trustee of the Federal City Council, and a member of the Economic Club of Washington.


               JACQUELINE M. BLANCHARD (45), appointed vice president for human resources in July 1994, began her BNA career in 1984 as
photo of       a labor relations specialist.  She was appointed assistant to
Jacqueline     the president for labor relations in 1986, and she became
Blanchard      director of labor relations in 1987.  In 1988 the labor
               relations office and the then personnel office were merged into a new human resources department. Jackie's duties were expanded beyond labor-management relations in 1991 to encompass broader responsibilities involving employee relations generally, and in 1992 she took on additional operational oversight responsibilities within the department.
               She has served as a member of the
BNA Board of Directors since April 1993.
     Blanchard has served on a number of BNA internal committees, including the United Way, CBNC audit group, and joint health care committee. She is a member of several professional associations, and currently serves on the employee relations standing committee of the Newspaper Association of America, the advisory board of Manchester, Inc., and is an ex officio member of the board of the D.C. chapter of the Industrial Relations Research Association, where she served as president in 1993-1994.
    Before coming to BNA, Blanchard worked as an editor and manager of labor and employee relations services at the National Association of Broadcasters. She holds a B.A. in English from the University of Wisconsin and a B.S. (summa cum laude) in personnel and industrial relations from the University of Maryland.

               JACK BOYLAN (55), vice president for administration and
               president, BNA Washington, Inc.  Boylan joined BNA 20 years ago as corporate manager of data processing.  In 1986 he was appointed vice president for administration, assuming
photo of       responsibility for the consolidation of the various
Jack Boylan    administration operational activities including information systems, telecommunications, purchasing and delivery services.
               Subsequently in 1988 he was appointed president of BNA
               Washington, Inc., BNA's subsidiary responsible for the management of BNA's real estate and providing building and facility management services.
     Boylan currently is a member of BNA's board of directors, the management planning committee, publishing systems steering committee, electronic publishing strategy committee, and the BNAW board of directors. He chairs the business systems plan steering committee and the facility strategic planning steering committee.
     Boylan is a graduate of Rutgers University with a bachelor of science de-gree in business administration. Prior to BNA, he held various data processing and management positions with ITT, Morgan Guaranty Trust Company and Fisher-Stevens. Boylan was transferred to BNA after its acquisition of Fisher-Stevens.


               ROBERT B. BROOKS (44), has been vice president and director of
               Sales and Marketing since December 1991.  He began his career
photo of       at BNA in 1974 as a district sales representative and since
Robert B.      then, has held increasingly responsible positions in product
Brooks         and marketing management.  He is currently a member of the BNA board of directors and has served on the board of directors for two subsidiaries previously owned by BNA. Brooks is a member of BNA's management planning committee and BNA's new corporate development committee. He also serves on steering committees for electronic publishing, business systems, publishing systems, and new product development.
     Brooks was Rookie-of-the-Year Runner-Up in 1975 and in 1976 his sales ranked him in the top ten of the field sales force. In 1977, he became product manager of Tax Management Inc., and in 1980 became TM's marketing manager. Two years later, he was appointed marketing manager for the parent company. In 1984, Brooks started BNA Software as a separate division where he served as general manager for seven years.
     Brooks earned his B.A. in economics from Clemson University.

               CHRISTOPHER R. CURTIS (43), senior representative, joined BNA as a district representative in Oklahoma City in 1976.  In
               1977 he won the Rookie-of-the-Year Award and has qualified for
photo of       the Distinguished Sales Award every year since.  Curtis earned
Christopher    the designation of Senior Representative in 1987 and has been
R. Curtis      a member of the top ten sales performers five times.  He has sold over 1.7 million dollars of BNA services and is among the top ten career sales performers.
                    Curtis was appointed to the legal market advisory group
               in 1988 and in 1992  was named the
labor product specialist for the Mountain Region. He has worked with product management and editorial in the design of labor, tax, legal, and environmental services. He was a member of the board of directors nominating committee in 1990 and 1995, and elected to the board of directors in 1993.
     Curtis is a member of the Oklahoma Safety Council, Oklahoma Payroll Association, Oklahoma City Human Resource Society, International Trade Council, Oklahoma Hazardous Materials Association, and the Central Oklahoma Hospital Safety Personnel Exchange.
     He received a bachelors degree in marketing from the University of Central Oklahoma in 1973. He resides in Edmond, Oklahoma, with his wife, Cheryl, and son, Andrew.


               SANDRA C. DEGLER (55), president, Tax Management Inc., has been a member of the Tax Management board of directors since
photo of       1981 and the BNA board of directors since 1990.  She has also
Sandra C.      served on the boards for two other BNA subsidiaries.
Degler         Over her 28-year career with BNA, she has served as BNA
               marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of OCCUPATIONAL SAFETY AND HEALTH REPORTER. As president of Tax
               Management Inc., she oversaw the development of the first personal computer software product for BNA and the first CD-ROM service. Previously she was public relations and adver-tising manager for Blue Cross of Virginia. The author of books and articles on OSHA and environmental issues, she has been published by BNA Books and in New Engineer.
     She is a member of the BNA board's executive committee, budget committee, the corporate and retirement plan investment committee, the corporate develop-ment committee, the corporate management planning committee, and has served on various corporate audit committees.
     Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She is a member of the International Fiscal Association, the Information Industry Association, has served on the Advisory Board of Queens College Center for the New American Workforce, and is a member of Who's Who Executive Club.

               KATHLEEN D. GILL (48), was named vice president and executive editor in February 1993, after having served as associate
photo of       editor of business and human resources services for six years.
Kathleen D.    She has been a member of BNA's board of directors since 1986.
Gill           She was the first managing editor of BNA PENSION REPORTER, and was responsible for the development of EMPLOYEE BENEFITS CASES and BENEFITS TODAY. During her years as PEN's managing editor, she wrote extensively about developments under ERISA and was an editor of the BNA book ERISA: THE LAW AND THE CODE.
     Prior to her work on BNA PENSION REPORTER, she served as reporter and later as managing editor of ENVIRONMENT REPORTER. She was named chairman of the publishing systems steering committee in September 1993.
     Gill chaired the budget committee for five years and is a member of the board's executive committee. She also served as a member of the board of directors of The McArdle Printing Co., Inc., for two years. In 1982 she helped found WEB, Inc., a network of employee benefits professionals that now is a nationwide association of 2,000 members in 18 chapters. Before joining BNA, Gill worked as a reporter and editor in Detroit. She holds a degree in journalism from Marquette University in Milwaukee.


               ANTHONY A. HARRIS (39), has been the employee
               relations/diversity manager in the Human Resources Department
photo of       since April 1994.  Harris is responsible for formulating,
Anthony A.     administering, and communicating employee relations policy for
Harris         BNA employees.  Harris also has primary departmental
               responsibility for workforce diversity initiatives.
                    From 1987 until moving to the Human Resources
               Department, Harris was the managing editor of BNA's GOVERNMENT
               EMPLOYEE RELATIONS REPORT and CONSTRUCTION LABOR REPORT.
               Harris began his career at BNA in 1977 as a proofreader in the Production
Department. In 1979, he joined the staff of BNA PENSION REPORTER. He was the senior reporter and copy editor for that service from November 1982 until August 1987.
     Harris edited the 1987 and 1988 editions of ERISA: THE LAW AND THE CODE, published by BNA Books, and was an associate producer of a 1984 documentary film on health care cost containment.
     Harris also served on the advisory board of the Executive Telecom System International Division from February 1991 until it was sold by BNA. Harris now serves on the advisory board of the Center For The New American Workforce, a not-for-profit organization within Queens College of The City University of New York.
     As a faculty member for BNA's Managers In Transition (MIT) program, Harris has instructed new managers at BNA on writing job descriptions and job tests, and on interviewing techniques. Harris served on the committee that developed the pilot workforce diversity training program that was conducted for several groups of employees in the Sales and Marketing Department in 1992. Harris is the chairman of the joint traineeship committee. He is a member of the intern-ship committee, testing committee, and career development and diversity awareness subcommittees of the joint EEO committee.
     Harris holds a degree in journalism from the University of Maryland.

                   JACK JENC (52), joined BNA in 1981 as controller, a
                   position he held until 1990 when he was appointed
                   treasurer.  He has served on various corporate
photo of           management committees and is currently a member of
Jack Jenc          the board of The McArdle Printing Co., Inc.; the
                   DSPP administrative committee and ex-officio member of the corporate and retirement plan investment committees. Jenc has been president and vice president of the BNA Federal Credit Union for the past six years and has been a member of the Credit
                   Union board of directors since 1985.
                     Prior to joining BNA, Jenc had 17 years of diversified government and industry experience in the following positions: operational auditor with the U.S. General Accounting Office; accountant and auditor with the public accounting firm of Arthur Andersen & Co.; Peoples Drug Stores, Inc. as internal audit manager, assistant controller, and then controller; controller and chief financial officer of Burton Parson & Co. a pharmaceutical manufacturer.
     Jenc is an accounting graduate of the University of Gannon, Erie, Pennsylvania. He is a CPA and is a member of the American Institute of Certified Public Accountants, the District of Columbia Institute of CPAs and the Financial Executive Institute.

               EILEEN Z. JOSEPH (47), associate editor, environment and
               safety services, began her 24 years with BNA as an entry-level reporter on the staff of OCCUPATIONAL SAFETY & HEALTH
photo of       REPORTER, ultimately becoming its senior editor.  Appointed to
Eileen Z.      management in 1976, she was in charge of the division's new
Joseph         products and developed JOB SAFTEY AND HEALTH.  She continued
               to develop all the services in the environment, safety and health series including LOSS PREVENTION AND CONTROL, WATER
               POLLUTION CONTROL, AIR POLLUTION CONTROL, CHEMICAL SUBSTANCES
               CONTROL, and "INSURANCE AND RISK
MANAGEMENT," for all of which she served as managing editor. In 1987, following passage of the Superfund amendments, she developed BNA's RIGHT-TO-KNOW PLANNING GUIDE and was also its managing editor.
     Joseph created, developed, and edited a book, CHEMICAL SAFETY DATA GUIDE. She has also participated in many BNA conferences and chaired a conference on lawsuits under SARA Title III. She has written magazine articles and spoken before many groups on environment and safety regulatory and compliance topics.
     Two years ago she was made coordinator of the inter-departmental group which developed Environment Library on CD which was launched in June of 1993, and Safety Library on CD which was launched in September 1994.
     She has served for three years as a member of the Board of BNA Communications Inc.
     Joseph graduated from George Washington University and did graduate work at GW and American Universities while she was a licensed real estate sales representative in Washington, Virginia, and Maryland. She also tutored in English for the then-Department of Health, Education, and Welfare.
     She is active on many committees and in various charities associated with her two sons' schools. Along with her husband, Joseph participates in several initiatives involving education and technology.

               GEORGE J. KORPHAGE (48), vice president and chief financial officer, joined BNA in 1972.  He has been a member of BNA's board of directors since 1988.  A CPA, he was in public
photo of       accounting for three years before coming to BNA.  He served in
George J.      several accounting and finance management positions at BNA
Korphage       before being elected to his present position in 1988.  He is a member of the BNA board's executive committee, and is chairman of the budget committee and the corporate and retirement plan investment committees. In addition, he is an officer and a member of the board of directors of BNA
International Inc., and BNA Washington Inc., and is chairman of the board of Pike & Fischer, Inc.
     Korphage is an accounting graduate of Emporia (Kansas) State University, and he did graduate work in finance at the University of Maryland. He is a mem-ber of the American Institute of Certified Public Accountants and the District of Columbia Institute of CPAs.

               DAVID P. MCFARLAND (40), general manager of BNA Software,
               began his career with BNA in 1985 as product manager for BNA
               Software managing product development, customer support, and documentation operations at BNA Software.  In 1989 he became
photo of       marketing manager for BNA Software focusing his efforts on
David P.       advertising and promotion, working with the field sales force,
McFarland      and establishing strategic relationships with key industry partners. He also authored the BNA TAX SOFTWARE ALERT, a tax oriented news column appearing monthly in most major accounting and tax publications.
     McFarland has been involved in the software publishing industry for over 12 years, having spent three years as the financial software product manager for General Electric Information Services Company, just previous to joining BNA.
     Early in his career, McFarland worked for a number of years as an auditor for a large regional public accounting firm, performing audits and tax work for companies in a variety of industries.
     McFarland is a CPA, a member of the American Institute of CPAs, and past treasurer of the Virginia Beach Jaycees. He holds a B.S. in Commerce and an M.B.A. from the University of Virginia.

               JOHN V. SCHAPPI (65), retired from active employment at the end of 1994 after nearly 40 years as a BNA employee.  He
               joined BNA in 1955 as a staff editor on LABOR RELATIONS
photo of       REPORTER.  In 1958 he became assistant managing editor of
John V.        LABOR RELATIONS REPORTER.  Subsequently, he served as managing
Schappi        editor for the revamped BNA POLICY & PRACTICE SERIES and UNION
               LABOR REPORT. He also has filled in as acting managing editor of DAILY LABOR REPORT and for the vertical labor services
               (CONSTRUCTION LABOR REPORT, RETAIL SERVICES LABOR REPORT, and
               GOVERNMENT EMPLOYEE RELATIONS REPORT.)
He was associate editor for labor services from 1972 to 1987. He was named vice president for human resources in July 1987. Schappi served on BNA's board of directors from 1977 to 1979 and has been a member of the board since 1981. He currently is vice chair of the board.
     He is author of the BNA book, Improving Job Attendance. Schappi is a member of Leadership Washington, Class of 1989-90, and served on its board of directors. He also is a member of the vestry for St. John's Church, Lafayette Square.
     A graduate of the New York State School of Labor and Industrial Relations, Schappi also studied at the Cornell Law School.


               FREDERICK A. SCHENCK (66), served as vice president for
               personnel, Cunard Line, Ltd. until December 1992.  He
               continues to serve the company as a consultant.  Over a 20-
photo of       year span, he served in a number of administrative and human
Frederick      resource-related positions in New Jersey state government,
A. Schenck     from personnel officer to director of the agency that provides services to children and families. In 1977 he moved to federal government service and in 1978 became deputy under secretary of commerce, with responsibility for field coordination of Commerce's programs and delivery of resources and services to state and local governments and the private sector in areas of economic development, domestic and international trade, and business development.
     In 1979, Schenck became senior vice president, administration, for Resorts International Casino Hotel, with executive responsibilities for personnel management, industrial relations, staff development and training, affirmative action, compensation and benefits.
     He continues to serve on the boards of many civic and charitable organizations.
     Schenck studied Business Administration at Howard University and holds BS and MA degrees from Rider College.

               GARY C. SELTZER (46), circulation manager, joined BNA in 1973 as a staff accountant.  He is a CPA and has served in several
photo of       accounting and finance management capacities, including budget
Gary C.        manager (1975), accounting systems manager (1976), and
Seltzer        accounting manager (1978).  In 1984 he was appointed as
               circulation manager.
                    Seltzer is a member of the BNA Washington Inc. board of
               directors, the management planning committee, the business systems plan (BSP) steering committee, the publishing systems
               (PSP/PS2000) steering committee, and the cd overview steering committee. He is a faculty member for BNA's Managers in Transition (MIT) program, the sponsor for the ETC'S (Emerging Technology and Customer Service) committee and was the chair for the sales productivity audit committee.
     Seltzer is an accounting graduate of the Pennsylvania State University.
He is a member of the American Institute of Certified Public Accountants and the International Customer Service Association. Prior to joining BNA, Seltzer was a staff accountant for Arthur Andersen & Co. and a manager at Woodward & Lothrop. He has been active in several community programs, serving as a board member in various capacities, including treasurer, president and chairman of the board, with the Jaycees.


               MARY PATRICIA SWORDS (49), is the regional sales manager of the Mountain Region, based in Denver, Colorado.  She has
photo of       served on the BNA Board of Directors since 1991, and was a
Mary Patricia  member of the Budget Committee in 1994.
Swords         Her BNA career began in 1977, when she became a field
               sales representative in Denver.  During the eight years that she was a district representative, she qualified for the DSA every year that she was eligible.
               In 1985, Swords was promoted to regional manager of the
               new Mountain Region.   She oversees the operation of 17 sales
districts encompassing 11 states, Mexico and two provinces of Canada. The Mountain Region has achieved 100% of quota every year since 1986, and has placed among the top three regions for the past five years.
      Swords is a native of West Texas. She attended Stephens College in Columbia, Missouri, where she majored in social sciences. After graduation, she was hired as a social worker in the Aid to Families with Dependent Children Program. She spent five years working with AFDC mothers. In 1975 she entered sales, when she joined the sales team at Moore Business Forms.
     Swords has first-hand knowledge about and contact with our sales representatives and our subscribers. She lives in Denver with her husband, Art.

               DANIEL W. TOOHEY (55), is a senior partner of the Washington,
               D.C.-headquartered firm of Dow, Lohnes & Albertson, where he has practiced since 1966.  In 1984, he was appointed its
photo of       managing partner, a position he held until January of 1991.
Daniel W.      Before joining the law firm, he had been a general attorney
Toohey         with the Federal Communications Commission.
                    He is general counsel to the Greater Washington Area
               Board of Trade, a trustee and executive committee member of the Federal City Council, vice chairman of the board of the
Shakespeare Theatre, and past-president of the Legal Aid Society.
     He is a graduate of St. Louis University (A.B., 1961; J.D., 1964) and has co-authored the book Legal Problems in Broadcasting (1974) and several articles. He is a frequent lecturer at many universities. He is admitted to practice in the District of Columbia, and the states of New York and Missouri.


               LOENE TRUBKIN (52), founded Data Courier, Inc., a leading
               database publishing firm, in 1972 and was its president for more than a decade.  An expert on database economics, Trubkin
photo of       now consults with information industry firms on product
Loene Trubkin  development and marketing strategies.  She has served on the boards of directors of Data Courier, Inc.; Sedgwick Printout
               Systems Corporation; the Information Industry Association; and such BNA subsidiaries as Fisher-Stevens, Inc. and Executive
               Telecom System International.
                    Trubkin joined the BNA board of directors in 1985. She serves on the executive compensation and audit committees, and chairs the management development and succession committee.
     A chartered financial analyst, Trubkin is a Phi Beta Kappa graduate of the University of California at Berkeley, with a B.A. in economics.

               PAUL N. WOJCIK (46), president and chief operating officer.
               Wojcik was elected to BNA's board of directors in 1989 and
photo of       serves on the board's executive and budget committees.  He
Paul N.        also serves as a member of the board of directors of BNA
Wojcik         Communications Inc., BNA International Inc., BNA Washington
               Inc., The McArdle Printing Co., Inc., and Tax Management Inc.
                    Wojcik first joined BNA in 1972 as an editor for U.S.
               LAW WEEK and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In September 1993 he was named Executive Director of the Publishing Systems Project, a five-year project to design, build, and implement a new publishing system able to efficiently produce BNA products in a variety of media. In October 1994, he was named senior vice president, and was named president and chief operating officer in February 1995. He is currently a member and chair of the equal employment opportunity committee, and a member of BNA's corporate development committee, insurance committee, investment committees, management planning committee, strategic facilities planning committee, deferred stock plan administrative committee, and a member of the administrative committee for the BNA pension plan.
     Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He is active in the Information Industry Association, serving as that organization's treasurer, and as a member of its board of directors and executive committee.


Appendix to attachment
     Photos of nominees are included with their respective biographical sketches.

[INTERIOR ENVELOPE]

THE BUREAU OF NATIONAL AFFAIRS, INC.
CLASS A COMMON STOCK PROXY FORM                 ------------------------
PROXY SOLICITED BY THE BOARD OF DIRECTORS       Signature of Shareholder
                                                (Sign exactly as shown on label)

I HEREBY APPOINT DEBORAH W. EMBRY OR JACK B.
LORD II AS PROXY TO REPRESENT ME AND TO VOTE
ALL THE SHARES OF CLASS A COMMON STOCK HELD
BY ME ON MARCH 25, 1995, AT THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON APRIL 15, 1995,
OR ANY ADJOURNMENTS THEREOF.  MY SHARES ARE     ---------------------------
TO BE VOTED ONLY AS DESIGNATED BY ME ON THE      Date
ENCLOSED BALLOT, WHICH IS MADE A PART HEREOF,
AND I WTHHOLD AUTHORITY TO VOTE ON ANY OTHER
MATTER BROUGHT BEFORE THE MEETING.

              THE BUREAU OF NATIONAL AFFAIRS, INC.
                   ANNUAL STOCKHOLDERS MEETING
                          APRIL 15,1995


                        CLASS "A" BALLOT


INSTRUCTIONS :
                                                    SHARES OWNED
     Place an X in the box after the
name of the candidates for whom you
wish your proxy to cast your votes.                      REGULAR
You are entitled to vote for not more                    DEFERRED
than three outside candidates and for
not more than 12 stockholder candidates.
--------------------------------------------------------------------------------

                     STOCKHOLDER CANDIDATES

Beltz, William A.*          1.__          Jenc, Jack                   9.__
Blanchard, Jacqueline M.*   2.__          Joseph, Eileen Z.           10.__
Boylan, Jack *              3.__          Korphage, George J.*        11.__
Brooks, Robert B. *         4.__          McFarland, David P.         12.__
Curtis, Christopher R.*     5.__          Schappi, John V.*           13.__
Degler, Sandra C.*          6.__          Seltzer, Gary C.            14.__
Gill, Kathleen D.*          7.__          Swords, Mary Patricia *     15.__
Harris, Anthony A.*         8.__          Wojcik, Paul N.*            16.__

                       OUTSIDE CANDIDATES

Schenck, Frederick A.*      17.__
Toohey, Daniel W.*          18.__
Trubkin, Loene *            19.__

                                                    *  Member of present Board
--------------------------------------------------------------------------------


RESOLVED, That the stockholders hereby reaffirm their
commitment to employee ownership.  Accordingly, they request
that the Board of Directors neither i) retain any broker or         __ FOR
financial advisor for the purpose of soliciting offers to acquire the Company by sale or merger, nor ii) otherwise actively solicit such offers.

INSTRUCTIONS:  Specify your vote by marking the appropriate box
               with an "X".                                         __ AGAINST

Please note that by abstaining you will effectively be
voting against the Resolution proposed by the Board.  If no
choice is indicated, this proxy will be voted "For" the proposal.   __ ABSTAIN
THE BOARD STRONGLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THE PROPOSED RESOLUTION.

--------------------------------------------------------------------------------

                       BALLOT INSTRUCTIONS

To vote you must:
                  Complete and fold ballot
                  Put it in Proxy Envelope
                  Sign and Date Envelope
                  -------------
                  Seal Envelope